AMERICAN CONSUMERS, INC.
                           NET INCOME PER COMMON SHARE

                                   EXHIBIT 11

                                                      THIRTEEN WEEKS ENDED
                                                  ----------------------------
                                                  September 1,   September 2,
                                                      2007           2006
                                                  -------------  -------------
Net income for computing income per common share  $      48,828  $      20,347
                                                  =============  =============

Weighted average number of common shares
  outstanding during each period                        785,416        796,257
                                                  =============  =============

Net income per common share                       $       0.062  $       0.026
                                                  =============  =============